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                [LETTERHEAD OF O'SULLIVAN GRAEV & KARABELL, LLP]


                                               February 19, 1998


BMJ Medical Management, Inc.
4800 North Federal Highway
Suite 101E
Boca Raton, Florida  33431

                     Form S-8 Registration Statement for the
              BMJ Medical Management, Inc. 1996 Stock Option Plan
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Ladies and Gentlemen:

         We have acted as counsel for BMJ Medical Management, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed on February 19, 1998, by the Company under the Securities Act of 1933, as amended (the "Securities Act"), for registration under the Securities Act of 2,000,000 shares (the "Shares") of common stock, $.001 par value per share, of the Company to be issued by the Company from time to time under the Company's 1996 Stock Option Plan (the "Plan"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Registration Statement.

         We have examined originals, or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments including, but not limited to, the Plan, as we have deemed necessary for the purposes of rendering the opinion set forth below. As to certain questions of fact material to the opinion contained herein, we have relied upon certificates or statements of officers of the Company. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the issuance and sale of the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plan as in effect on the date hereof, the Shares will be validly issued, fully paid and nonassessable.

         We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.


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BMJ Medical Management, Inc.
February 19, 1998
Page 2


         We hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement and to all references to this firm included therein.


                                        Very truly yours,


                                        /s/ O'Sullivan Graev & Karabell, LLP